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                                                                     EXHIBIT 5.1

                                 July 1, 1999


                                                                      17506-0001

Identix Incorporated
510 N. Pastoria
Sunnyvale, California 94086

                                 Registration Statement on Form S-3
                                 ----------------------------------

Ladies and Gentlemen:

  We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 6, 1999, for the purpose of registering under the Securities Act of 1933, as amended, up to 3,112,897 shares of its Common Stock, $.01 par value (the "Shares"). Of the Shares, 1,811,594 were issued on July 1, 1999 (the "Issued Shares") and the remaining shares of Common Stock may be issued (the "Warrant Shares") upon exercise of the Warrants (as defined below). The Shares are issuable pursuant to (A) the Securities Purchase Agreement, dated June 30, 1999, (the "Purchase Agreement") among the Company and the purchasers named therein and (B) the Placement Agent Engagement Agreement dated as of April 12, 1999 between the Company and Hambrecht & Quist LLC (the "H&Q Agreement").

  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

          (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of June 23, 1999 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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Identix Incorporated
July 1, 1999
Page 2

          (b) The By-laws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

          (d) A letter from ChaseMellon Shareholder Services L.L.C., the Company's Transfer Agent, dated June 30, 1999 as to the number of shares of Common Stock that were outstanding as of June 29, 1999;

          (e)  The Registration Statement;

          (f)  The Purchase Agreement;

          (g) The Registration Rights Agreement dated as of June 30, 1999, between the Company and the Purchasers (the "Registration Rights Agreement");

          (h) The Series 1 Warrants dated as of July 1, 1999 issued pursuant to the Purchase Agreement (the "Series 1 Warrants");

          (i) The Series 2 Warrants dated as of July 1, 1999 issued pursuant to the Purchase Agreement (the "Series 2 Warrants");

          (j)  The H&Q Agreement; and

          (k) The Hambrecht & Quist Warrant dated as of July 1, 1999 issued pursuant to the H&Q Agreement (the "H&Q Warrant" and collectively with the Series 1 Warrants and the Series 2 Warrants, the "Warrants").

  The Purchase Agreement, the Registration Rights Agreement and the Warrants are referred to collectively herein as the "Transaction Documents." The H&Q Agreement and the H&Q Warrant are referred to collectively herein as the "H&Q Documents."

  This opinion is limited to the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.
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Identix Incorporated
July 1, 1999
Page 3

  Our opinion expressed herein assumes that the Transaction Documents and the H&Q Documents were duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this opinion, and that the full consideration stated in the Agreement and set by the Board of Directors when authorizing the issuance of the Shares has been (or, in the case of the Warrant Shares, will be) paid.

  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Shares are issued in accordance with the terms of the Transaction Documents, the H&Q Documents and the resolutions authorizing their issuance; (ii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iii) all applicable securities laws are complied with, it is our opinion that (A) the Issued Shares were duly authorized and validly issued, and are fully paid and nonassessable, and (B) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.


  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Very truly yours,

                               /s/ HELLER EHRMAN WHITE & McAULIFFE

                               Heller Ehrman White & McAuliffe